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                                                                    Exhibit 23.4

                        CONSENT OF MILLER AND LENTS, LTD.

We consent to the incorporation by reference into this registration statement on Form S-3 for The Houston Exploration Company of information relating to Houston Exploration's estimated proved reserves as set forth under the captions "Part I,
Item 1 and 2. Business and Properties - Natural Gas and Oil Reserves" in Houston Exploration's Annual Report on Form 10-K for the year ended December 31, 2003.

                                        MILLER AND LENTS, LTD.

                                        By: /s/ Christopher A. Butta
                                            ------------------------
                                            Christopher A. Butta
                                            Senior Vice President

Houston, Texas
March 12, 2004